                                                                   Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement dated February 17, 1998 on Form S-8 regarding the following stock plans (1997 Equity Incentive Plan, 1997 Employee Stock Purchase Plan, 1997 and 1992 Non-Employee Directors' Stock Option Plans, 1991 Stock Option Plan and the 1998 Stock Option Plan) of our report dated February 6, 1998 included in the Annual Report on Form 10-K of Il Fornaio (America) Corporation for the year ended December 28, 1997.



/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
San Francisco, California

March 25, 1998